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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2005

WITNESS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29335 (Commission File Number)	23-2518693 (I.R.S. Employer Identification No.)

300 Colonial Center Parkway
Roswell, GA 30076
(Address of principal executive offices)

(770) 754-1900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This is Amendment 1 to the Registrant's Current Report on Form 8-K that was originally filed on January 27, 2005. This Amendment No. 1 amends in its entirety the Current Report on Form 8-K filed on January 27, 2005, and is being filed solely to include the financial statements of Blue Pumpkin Software, Inc. and pro forma financial information as required by Items 9.01(a) and 9.01(b) respectively, of Form 8-K.

ITEM 2.01: COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

        On January 24, 2005, our previously announced acquisition of Blue Pumpkin Software, Inc., a California corporation ("Blue Pumpkin") was consummated. Pursuant to the Merger Agreement and Plan of Reorganization, dated December 16, 2004, by and among Witness Systems, Inc., a Delaware corporation ("Witness"), Blue Pumpkin, Baron Acquisition Corporation ("Baron"), a California corporation and a wholly-owned subsidiary of Witness, and solely with respect to Article VIII and Article IX, Laurence R. Hootnick as shareholder agent and The U.S. Stock Transfer Corporation as Depository Agent (the "Agreement"), Baron merged with and into Blue Pumpkin, with Blue Pumpkin surviving the merger as a wholly-owned subsidiary of Witness (the "Merger"). Pursuant to the Agreement, Witness paid an aggregate of $40 million in cash and issued an aggregate of 2.1 million shares of Witness common stock to the former shareholders and certain persons who were executives or employees of Blue Pumpkin at the time of the Merger. Ten percent (10%) of the aggregate merger consideration will be held in escrow for one (1) year after the closing date of the Merger. The escrow period may be extended in the event that there are pending claims that are brought against the escrow fund within such one (1) year period. The escrow fund is available to compensate Witness, subject to certain limitations, for losses resulting from, among other things, breaches of representations, warranties or covenants in the Agreement and certain pending and potential claims and other matters specified in the Agreement.

        The terms of the Agreement and the consideration paid by Witness pursuant to the Agreement were determined in arm's length negotiations among the parties thereto. Other than the transactions contemplated by the Agreement, there were no material relationships between or among Witness or any of its affiliates, officers or directors or any associate of any such officer or director, on the one hand, and Blue Pumpkin or any of its respective affiliates, officers or directors, on the other hand.

        The Merger is intended to extend our contact center performance optimization capability to include advanced workforce management software and services solutions. The acquisition expands our software and services by adding forecasting, scheduling, adherence and planning applications.

ITEM 3.02: UNREGISTERED SALES OF EQUITY SECURITIES.

        On January 24, 2005, in exchange for the consideration received by Witness pursuant to the Agreement, Witness issued 2,100,000 shares of our common stock to the former shareholders and certain executives of Blue Pumpkin pursuant to the Agreement, subject to completion of the procedures contemplated by the Agreement, including, return of properly completed letters of transmittal and submission of Blue Pumpkin share certificates for cancellation. The shares were offered and issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption provided by Section 4(2) of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder. Reference is made to Item 2.01 for additional information concerning the issuance of the shares.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

  (a)
  Financial Statements of Business Acquired

  The audited financial statements of Blue Pumpkin Software, Inc. are attached hereto as Exhibit 99.1 and incorporated herein by reference.

  The unaudited financial statements of Blue Pumpkin Software, Inc. are attached hereto as Exhibit 99.2 and incorporated herein by reference.

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  (b)
  Pro Forma Financial Statements

  Pro forma financial statements are attached hereto as Exhibit 99.3 and incorporated herein by reference.

  (c)
  Exhibits

  The following Exhibits are filed with this Form 8-K/A.

Exhibit No.	Description
2.1*	Merger Agreement and Plan of Reorganization by and among Witness Systems, Inc., Baron Acquisition Corporation, Blue Pumpkin Software, Inc., and, solely with respect to Article VIII and Article IX, Laurence R. Hootnick as Shareholder Agent and The U.S. Stock Transfer Corporation as Depository Agent dated December 16, 2004
23.1	Consent of KPMG LLP
23.2	Consent of Grant Thornton LLP
99.1	Audited historical financial statements of Blue Pumpkin Software, Inc. together with the notes thereto with respect to the periods stated therein:
Consolidated Balance Sheets as of May 31, 2004 and 2003
Consolidated Statements of Operations for the years ended May 31, 2004 and May 31, 2003, the five months ended May 31, 2002, and the year ended December 31, 2001
Consolidated Statements of Shareholders' Equity (Deficit) for the years ended May 31, 2004 and May 31, 2003, the five months ended May 31, 2002, and the year ended December 31, 2001
Consolidated Statements of Cash Flows for the years ended May 31, 2004 and May 31, 2003, the five months ended May 31, 2002, and the year ended December 31, 2001
99.2	Unaudited interim historical financial statements of Blue Pumpkin Software, Inc. together with the notes thereto with respect to the periods stated therein:
Consolidated Balance Sheet as of November 30, 2004
Consolidated Statements of Operations for the six months ended November 30, 2004 and 2003
Consolidated Statements of Cash Flows for the six months ended November 30, 2004 and 2003
99.3	Unaudited pro forma condensed combined financial statements of Witness Systems, Inc. and Blue Pumpkin Software, Inc. together with the notes thereto:
Unaudited pro forma condensed combined balance sheet as of December 31, 2004
Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004

*
Previously filed with the registrant's Current Report on Form 8-K filed January 27, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 11, 2005

WITNESS SYSTEMS, INC
By:	/s/ WILLIAM F. EVANS WILLIAM F. EVANS CHIEF FINANCIAL OFFICER

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  ITEM 2.01: COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
  ITEM 3.02: UNREGISTERED SALES OF EQUITY SECURITIES.
  ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES